Exhibit 24

Power of Attorney

Each of the undersigned, being a director or officer of Schlumberger Limited, a Curaçao corporation (the “Corporation”), hereby constitutes and appoints Alexander C. Juden, Howard Guild, or Saul R. Laureles, and each of them, his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution and to act with or without the others, for him or her and in his or her name, place and stead in any and all capacities to execute one or more registration statements (whether on Form S-8 or such other form as may be required), with respect to the registration of 22,000,000 shares of common stock, par value $0.01 per share, of the Corporation to be offered and issued under the Schlumberger Discounted Stock Purchase Plan, together with any and all amendments thereto (including post-effective amendments), and to file such registration statements and amendments, with any exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, in each case, in such forms as they or any one of them may approve, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to enable the Corporation to comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

/s/ Paal Kibsgaard	/s/ Adrian Lajous
Paal Kibsgaard Director Chief Executive Officer	Adrian Lajous Director

/s/ Simon Ayat
Simon Ayat Executive Vice President and Chief Financial Officer	Michael E. Marks Director

/s/ Howard Guild	/s/ Lubna S. Olayan
Howard Guild Chief Accounting Officer	Lubna S. Olayan Director

/s/ Peter L.S. Currie	/s/ Leo Rafael Reif
Peter L.S. Currie Director	Leo Rafael Reif Director

/s/ Tony Isaac	/s/ Tore I. Sandvold
Tony Isaac Chairman	Tore I. Sandvold Director

/s/ K. Vaman Kamath	/s/ Henri Seydoux
K. Vaman Kamath Director	Henri Seydoux Director

/s/ Nikolay Kudryavstev
Nikolay Kudryavtsev Director

Dated: April 18, 2013